Exhibit 99.1

April 2, 2020

On behalf of CLS Holdings USA Inc., We want to provide all of our shareholders with key updates regarding the financial health of our Nevada operations during the COVID-19 outbreak. In these rapidly evolving circumstances, we are pleased to report that our City Trees and Oasis facilities have experienced minimal disruptions to operations despite Nevada’s restrictions on business and travel during this period. Our corporate and retail teams are working closely with state health officials to remain compliant and continue operating throughout the duration of the pandemic.

We have also received our February sales figures and are proud to report that February 2020 was one of the highest performing months that the company has experienced.

Compared to last year’s figures, Oasis experienced approximately a 129% increase in number of customers served, a 24% increase in total net revenue, a 64% increase in gross profit and a 32% increase in gross margin. CLS’ Nevada operations are in solid financial standing and our revenue is growing at a pace that allows us to continue with all of our initiatives and without the need for any additional capital infusion.

During these unprecedented circumstances, we remain committed to operating our business and maintaining the highest safety and operating standards to keep our customers and staff safe. We recognize the value of our employees and aim to retain and pay as many staff members as possible. We have updated office policies to accommodate potential illness or family-related absenteeism. Additionally, in order to bolster trust and transparency with our customers, we will continue selling our high-quality products at an appropriate price point in an effort to ensure the well-being of our communities.

Our management team believes that these compassionate business practices will not only build loyalty among our customers and staff but will also enable sustainable growth after the pandemic subsides. We recognize that our stock value has considerable room to grow, but we remain confident that our dedication to providing top-tier products and services to our customers during these circumstances will create numerous future growth opportunities.

Below are updates regarding the operations of each CLS facility:

In a span of four days, our retail team transitioned the business and all its operations from a traditional brick and mortar operation to an efficient online delivery platform. This was a monumental feat achieved by a group of dedicated employees who worked tirelessly under demanding circumstances. Oasis welcomed 800 to 1,000 customers a day before Governor Steve Sisolak required dispensaries to shift to a delivery-only model.

Although this mandate forced us to close our doors for 2.5 days, we are seeing a steady acceleration in the number of delivery orders we are receiving and processing. Oasis is currently averaging 200 orders per day and $125 per order. We anticipate orders will increase to over 350 a day in the coming weeks and have hired enough drivers and qualified them with the state to keep up with rising demand.

In addition to delivering high quality safe products at accessible prices, we have also experienced an influx of customers directly reaching out to us for product orders and budtender consultations.

Oasis not only provides life-changing medicine to its customers but also serves as a community hub in the city. We will continue to serve and contribute to the specific needs of local Nevadans with care during this unique period in time.

Internal Safety Measures

In terms of our internal operations, management has taken a compassionate approach to all of our team members. A significant portion of our team has elected to remain at work, and we have taken measures to provide a safe work environment. We also will pay 100% of our employees’ health, vision and dental benefits through the end of May. Although this will minimally impact our operating margins, our executive team strongly believes this is ethically the right decision and will incentivize staff to remain loyal to the company for the foreseeable future.

Safety is paramount in everything that we do every day of the week. Our brand-new state-of-the-art manufacturing facility continues to produce some of the finest cannabis products in the state of Nevada. The sterile, pharmaceutical grade facility is routinely inspected to meet the highest manufacturing standards.

The Oasis facility is also frequently cleaned and sanitized for the benefit of our employees and customers. Based on our intensive procedures, we are confident that the products we manufacture, as well as those we purchase from third parties, are high quality, accurately labeled, independently tested and safe.

Our City Trees operating division is producing at the same level prior to the COVID-19 outbreak. The facility is sterilized daily, well-staffed and continues to fulfill orders for dispensary partners.

In an effort to support the health and safety of our consumers, we made a strategic decision to utilize our state-of-the-art manufacturing equipment to produce thousands of bottles of our own hand sanitizer. This product was developed in-house under the direction of our PharmD leader and Head of Manufacturing, Dominick Monaco.

We are including a 2-ounce bottle at no charge with every order of $75 or more placed through the Oasis dispensary. Given the current conditions where certain supplies are in higher demand and traditional channels are not able to meet the needs of our customers, this is our way of making a small but valuable contribution to keeping our customers safe.

Although this will have a marginal impact on the output of branded City Trees THC products, we believe this decision will create stronger customer engagement and loyalty in the long run.

Our Long-Term Business Philosophy

During this time of heightened uncertainty, our commitment to CLS’ core values of serving our community will benefit everyone best in the long run. We remain incredibly optimistic about the economic future of this company and our country. We believe that investing in the potential and value of our highly talented employees will ultimately pay long-term dividends. We feel fortunate to lead a team of truly exceptional and dedicated men and women.

As we make our way through the month of March, we believe that the performance of the company will reassure our shareholders that our management team can keep the best interests of shareholders in mind without sacrificing the well-being of employees. We will continue to focus our resources on building a long-lasting sustainable entity and expanding the market share we currently have in Nevada.

Thank you for being a valued shareholder. We look forward to communicating further with you and providing monthly operating results.

Sincerely,

Jeffrey Binder	Andrew J Glashow

Chairman/CEO	President/COO

Forward Looking Statements

This communication contains certain “forward looking information” within the meaning of applicable Canadian securities legislation and “forward looking statements” as that terms is defined in the Private Securities Litigation Reform Act of 1995 (collectively, “forward looking statements”).  These statements relate to, among other things, the future impact of the Covid 19 virus on our business, the future results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the future effect of our initiatives to expand market share and achieve growth following the pandemic, results of operations during the pandemic, and the effectiveness of our business practices during the pandemic.  These forward looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause events or our actual results to be materially different from those expressed or implied by these forward looking statements.  We cannot guarantee future results, growth or other events.  You should not place undue reliance on these forward looking statements, which speak only as of the date that they were made.